EXHIBIT 24.1

                         POWER OF ATTORNEY


          KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Kenneth J. Collins and Gregory B. Abbott, and each of them, his attorneys-in-fact, with full power of substitution, for him in any and all capacities, to sign a registration statement to be filed with the Securities and Exchange Commission (the "Commission") on Form S-8 in connection with the offering by Synergen, Inc., a Delaware corporation (the "Company"), of 25,000 shares of the Company's common stock, par value $.01 per share ("Common Stock") and all amendments (including post-effective amendments) thereto, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Commission; and to sign all documents in connection with the qualification and sale of the Common Stock with Blue Sky authorities and with the National Association of Securities Dealers, Inc.; granting unto said attorneys-in-fact full power and authority to perform any other act on behalf of the undersigned required to be done in the premises, hereby ratifying and confirming all that said attorneys-in-fact may lawfully do or cause to be done by virtue hereof.



         Date:  July 18, 1994        s/Larry Soll
                                     Larry Soll

         Date:  July 31, 1994        s/Gregory B. Abbott
                                     Gregory B. Abbott

         Date:  July 31, 1994        s/Robert C. Thompson
                                     Robert C. Thompson

         Date:  May 31, 1994         s/Arthur H. Hayes, Jr.
                                     Arthur H. Hayes, Jr.

         Date:  May 31, 1994         s/David I. Hirsh
                                     David I. Hirsh

         Date:  May 31, 1994         s/Barry MacTaggart
                                     Barry MacTaggart

         Date:  May 31, 1994         s/Glenn S. Utt, Jr.
                                     Glenn S. Utt, Jr.

         Date:  July 31, 1994        s/Kenneth J. Collins
                                     Kenneth J. Collins